UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported): September 21, 2009

CELL THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Washington	001-12465	91-1533912
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

501 Elliott Avenue West, Suite 400

Seattle, Washington 98119

(Address of principal executive offices)

Registrant’s telephone number, including area code: (206) 282-7100

Not applicable

(Former name or former address, if changed since last report).

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

A copy of the Cell Therapeutics, Inc.’s (the “Company”) press release, entitled “Pivotal Registration Trial of OPAXIO Maintenance Therapy in First-Line Ovarian Cancer Reaches Enrollment Milestone of 600 patients, Cell Therapeutics and the Gynecologic Oncology Group Discuss Potential for Early Interim Analysis” is furnished and not filed pursuant to Item 7.01 as Exhibit 99.1 hereto. Such information shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

Item 8.01 Other Events.

On September 21, 2009, the Company announced that it has notified the European Medicines Agency (EMEA) of its decision to withdraw its Marketing Authorization Application (MAA) for a non-inferiority indication in non-small cell lung cancer (NSCLC).

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Press Release, dated September 21, 2009, entitled “Pivotal Registration Trial of OPAXIO Maintenance Therapy in First-Line Ovarian Cancer Reaches Enrollment Milestone of 600 patients, Cell Therapeutics and the Gynecologic Oncology Group Discuss Potential for Early Interim Analysis.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELL THERAPEUTICS, INC.

Date: September 21, 2009	By:	/s/ James A. Bianco
James A. Bianco, M.D.
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release, dated September 21, 2009, entitled “Pivotal Registration Trial of OPAXIO Maintenance Therapy in First-Line Ovarian Cancer Reaches Enrollment Milestone of 600 patients, Cell Therapeutics and the Gynecologic Oncology Group Discuss Potential for Early Interim Analysis.”